Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-2 of19 Record Date:4/30/2018 3:15 PM King County, WA 139292130.1 (Real Estate Mortgage) PUGET SOUND ENERGY, INC. TO U.S. BANK NATIONAL ASSOCIATION, Trustee Ninety-Seventh Supplemental Indenture Dated as of April 27, 2018 Relating to First Mortgage Bonds Supplemental to Indenture dated as of June 2, 1924, as supplemented and modified (NOT PART OF INDENTURE) Exhibit 4.11

Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-3 of19 Record Date:4/30/2018 3:15 PM King County, WA ANY WRITit-G, TEXT, INITIALS, REVISIONS OR NOTARY SEAi, APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMEJl;T FOR RECORDING THIS NINETY-SEVENTH SUPPLEMENT AL INDENTURE, made as of the 27th day of April, 2018, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city of New York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the "Trustee"), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage") from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the "Predecessor Company"), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the "Original Mortgage"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part; WITNESSETH: that WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the "Bonds") issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and WHEREAS, the Predecessor Company, prior to September I, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the "First Mortgage"); and WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, NINETY-SEVENTH SUPPLEMENTAL INDENTURE 139292 lJO. I PAGE I

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restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the "Revised First Mortgage") and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the "Indenture" and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein:

Supplemental Indenture	Dated as of
Forty-Seventh Supplemental Indenture	February 1, 1961
Forty-Eighth Supplemental Indenture	November 1, 1963

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Forty-Ninth Supplemental Indenture	May 1, 1964
Fiftieth Supplemental Indenture	January 1, 1966
Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eight Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005
Eighty-Second Supplemental Indenture	April 27, 2005
Eighty-Third Supplemental Indenture	April 28, 2006
Eighty-Fourth Supplemental Indenture	September 1, 2006
Eighty-Fifth Supplemental Indenture	April 27, 2007
Eighty-Sixth Supplemental Indenture	April 29, 2008
Eighty-Seventh Supplemental Indenture	April 29, 2009

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Eighty-Eighth Supplemental Indenture	April 28, 2010
Eighty-Ninth Supplemental Indenture	April 26, 2011
Ninetieth Supplemental Indenture	April 30, 2012
Ninety-First Supplemental Indenture	April 30, 2013
Ninety-Second Supplemental Indenture	May 1, 2013
Ninety-Third Supplemental Indenture	April 29, 2014
Ninety-Fourth Supplemental Indenture	April 29, 2015
Ninety-Fifth Supplemental Indenture	April 25, 2016
Ninety-Sixth Supplemental Indenture	April 27, 2017

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
Two Hundred Million Dollars ($200,000,000)	First Mortgage Bonds, Pledged Series A due June 15, 2018
One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	3.90% 2013A Series II Pledged First Mortgage Bonds due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	4.00% 2013B Series II Pledged First Mortgage Bonds due March 1, 2031
Two Hundred Fifty Million Dollars ($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035

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Principal Amount of Bonds	Series
Three Hundred Million Dollars ($300,000,000)	6.274% Pledged First Mortgage Bonds due March 15, 2037
Three Hundred Fifty Million Dollars ($350,000,000)	5.757% Pledged First Mortgage Bonds due October 1, 2039
Three Hundred Million Dollars ($300,000,000)	5.638% Pledged First Mortgage Bonds due April 15, 2041
Two Hundred Fifty Million Dollars ($250,000,000)	4.434% Pledged First Mortgage Bonds due November 15, 2041
Forty-Five Million Dollars ($45,000,000)	4.70% Pledged First Mortgage Bonds due November 15, 2051
Four Hundred Twenty-Five Million Dollars ($425,000,000)	4.30% Pledged First Mortgage Bonds due May 20, 2045

which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and

WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and

WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior

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Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-8 of19 Record Date:4/30/2018 3:15 PM King County, WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Notes (the "Senior Notes") and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and WHEREAS, the Company desires to execute and deliver this Ninety-Seventh Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture. NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof: NINETY-SEVENTH SUPPLEMENTAL INDENTURE 139292130.1 l'AGE6

Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-9 of19 Record Date:4/30/2018 3:15 PM King County, WA ANY WRITING, TEXT, INlTIALS, REVISIONS OR NOTARY SEAL APPEAlllNG OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following: All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit: NINETY-SEVENTH SUPPLEMENTAL INDENTURE 139292130.1 PAGE?

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List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically Described in Any Prior Supplemental Indenture**

IN SKAGIT COUNTY, WASHINGTON:

Document:

Statutory Warranty Deed from LeAnne R. Wiseman and Cheri Lynn Fiedler to Puget Sound Energy, a Washington corporation, Skagit County Auditor File No. 201709200071

Legal Description:

The Southwest 1/4 of the Northeast 1/4 of the Northeast 1/4 of Section 14, Townshipp 35 North, Range 6 East, W.M., EXCEPT road.

Tax Parcel Nos.:

P41191, 350614-1-006-0009

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

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IN KING COUNTY, WASHINGTON:
Document:

Statutory Warranty Deed from John J. Hennessy Living Trust to Puget Sound Energy, a Washington corporation, King County Auditor File No. 20170512000415
Legal Description:

PARCEL A:

LOT 10A OF SNOQUALMIE CERTIFICATE OF SEGREGATION NO. 01-03 (ALSO KNOWN AS SNOQUALMIE RIDGE CERTIFICATE OF SEGREGATION NO. 6), AS PER SURVEY FILED IN VOLUME 145 OF SURVEYS, PAGE 46, RECORDED MAY 11, 2001 UNDER RECORDING NO. 20010511900018, IN KING COUNTY, WASHINGTON;

(ALSO KNOWN AS A PORTION OF LOTS 10 AND 12, SNOQUALMIE RIDGE BINDING SITE IMPROVEMENT PLAN NO. 1, ACCORDING TO THE PLAN THEREOF, RECORDED IN VOLUME 185 OF PLATS, PAGES 32 THROUGH 38, IN KING COUNTY, WASHINGTON, AND AS AMENDED BY AFFIDAVIT OF CORRECTION OF PLAT RECORDING NUMBER 9805190462).

PARCEL B:

AN EASEMENT FOR PRIVATE PAVED DRIVEWAY AND UTILITIES, OVER THE WESTERLY 20 FEET OF LOT 9 OF CITY OF SNOQUALMIE CERTIFICATE OF SEGREGATION NO. 98-1, RECORDED UNDER RECORDING NUMBER 9805059007, AS SET FORTH IN EASEMENT AGREEMENT RECORDED UNDER RECORDING NUMBER 9805280259.

PARCEL C:

AN EASEMENT FOR A PRIVATE PAVED DRIVEWAY AND UTILITIES OVER THE WESTERLY 20 FEET OF LOT 10B AND THE EASTERLY 20 FEET OF LOTS 11 AND 12 OF CITY OF SNOQUALMIE CERTIFICATE OF SEGREGATION NO. 01-03, RECORDED UNDER RECORDING NUMBER 20010511900018, AS SET FORTH IN EASEMENT AGREEMENT RECORDED UNDER RECORDING NUMBER 20010511001461.

Tax Parcel No.: **785180-0105-02**

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Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-12 of 19 Record Date:4/30/2018 3:15 PM King County, WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL ArPEARING OUTSIDE THESE MARGINS MAY DISQllALIFY THIS DOCUMENT FOR RECORDING IN WHATCOM COUNTY, WASHINGTON: Document: Statutory Warranty Deed from Bridget M. Gavigan-Nielsen to Puget Sound Energy, a Washington corporation, Whatcom County Auditor File No. 2017-1200281 Tax Parcel No.: 4153342242220000, 159941 Legal Description: LOT 14, PLAT OF SUNRISE TERRACE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 9 OF PLATS, PAGE 33, RECORDS OF WHATCOM COUNTY, WASHINGTON NINETY-SEVENTH SUPPLEMENTAL INDENTURE I 39292130. I PAGE 10

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IN WHATCOM COUNTY, WASHINGTON:

Document:

Statutory Warranty Deed from Jeannine A. Kleindel to Puget Sound Energy, a Washington Corporation, Whatcom County Auditor File No. 2017-0100542

Tax Parcel No.:

400320 433389-0000, 134376

Legal Description:

A tract of land situated in the South half of the Northeast Quarter of Section 20, Township 40 North, Range 3 East of W.M., described as follows, to wit:

Beginning at the Southwest corner of Block 1, Hawley and Lawrence's Addition to Lynden, Washington, according to the plat therof, recorded in Volume 1 of Plats, Page 46, records of Whatcom County, Washington; thence Westerly along the Northerly line of Front Street 70 feet; thence Northerly at right angles to Front Street 140 feet; thence Easterly parallel to Front Street 70 feet; thence Southeasterly at right angles to Front Street 140 feet to point of beginning, less roads.

Situate in Whatcom County, Washington

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IN PIERCE COUNTY, WASHINGTON:

Document: Statutory Warranty Deed from Rachel Enterprises, LLC to Puget Sound Energy, a Washington Corporation, Pierce County Auditor File No. 201712290400

Tax Parcel No.: 042021-1002; 042021-1012

Legal Description:

PARCEL A: (042021-1002)

All that portion of the following described property lying Southerly of the Chicago, Milwaukee, St. Paul & Pacific Railway right of way:

Beginning at a point 20 feet North and 822.6 feet East of the Southwest corner of the William Benston Donation Land Claim No. 47 in Sections 16 and 21, Township 20 North, Range 4 East of the Willamette Meridian;
Thence North 704.8 feet;
Thence East along a line parallel with the South line of said Donation Land Claim 294.1 feet;
Thence South 704.8 feet to a point 20 feet North and 1116.7 feet East of said Southwest corner;
Thence West 294.1 feet to the Point of Beginning;

Except any portion thereof deeded to Pierce County for road by Deed recorded under recording number 1783507;

Also except that portion conveyed to Pierce County for additional right of way for Dechaux Road by instrument recorded under recording number 1989504;

Situate in the City of Puyallup, County of Pierce, State of Washington.

PARCEL B: (042021-1012)

A tract in the William Benston Donation Land Claim No. 47 in Sections 16 and 21, Township 20 North, Range 4 East of the Willamette Meridian, being all that portion of the following described property lying South of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railway Company:

Beginning at a point on the East line of said William Benston Donation Land Claim No. 47, 20 feet North of the Southeast corner thereof;
Thence West along a line parallel to and 20 feet distant from the South line of said Donation Land Claim 924.5 feet to a point 20 feet North and 1116.7 feet East of the Southwest corner of said Donation Land Claim;
Thence North 704.8 feet;
Thence East 928.3 feet to a point on the East line of said Donation Land Claim 724.8 feet North of the Southeast corner thereof;
Thence South 704.8 feet to the Point of Beginning;

Except the East 30 feet thereof conveyed for county road;

Also except that portion thereof conveyed to the State of Washington by instrument recorded under recording number 1228584;

Situate in the City of Puyallup, County of Pierce, State of Washington.

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Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-15 of 19 Record Date:4/30/2018 3:15 PM King County, WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGlNS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING ARTICLE ONE MISCELLANEOUS SECTION 1.01 This Ninety-Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein. SECTION 1.02 The Trustee has accepted the amendment of the Indenture effected by this Ninety Seventh Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Ninety-Seventh Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or othe1wise, and (c) the due execution hereof by the Company. SECTION 1.03 The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Ninety-Seventh Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture. NINETY-SEVENTH SUPPLEMENTAL INDENTURE 139292130.1 PAGE 13

Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-16 of 19 Record Date:4/30/2018 3:15 PM King County, WA ANY WRITING, TEXT, l~ITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGl~S MAY DISQUALIFY THIS DOCUMENT FOR RECORDING SECTION 1.04 This Ninety-Seventh Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. SECTION 1.05 Although this Ninety-Seventh Supplemental Indenture is dated for convenience and for the purpose of reference as of April 27, 2018, the actual date or dates of execution by the Company are as indicated by the acknowledgment(s) hereto annexed. [The remainder of this page intentionally left blank] NINETY•SEVENTII SUPPLEMENTAL INDENTURE 139292130.1 PAGE 14

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IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Ninety-Seventh Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary, all on April 27, 2018, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By /s/ Matt McArthur
Matt McArthur
Corporate Treasurer

Attest:

/s/ Samuel S. Osborne
Samuel S. Osborne
Assistant Secretary

NINETY-SEVENTH SUPPLEMENTAL INDENTURE
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STATE OF WASHINGTON
) ss.
COUNTY OF KING)

On this 27th day of April, 2018, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Matt McArthur, to me known to be the Corporate Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

(NOTARIAL SEAL)

/s/ Kathleen Bonilla
Notary Name: Kathleen Bonilla
Notary Public for the State of Washington
Residing at Redmond, WA
My commission expires 7/29/19

NINETY-SEVENTH SUPPLEMENTAL INDENTURE
139292130.1

Instrument Number: 20180430001161 Document:MDT Rec: $92.00 Page-19 of 19
Record Date:4/30/2018 3:15 PM King County, WA

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

STATE OF WASHINGTON
) ss.
COUNTY OF KING)

On this 27th day of April, 2018, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Samuel Osborne, to me known to be the Assistant Secretary of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument: and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

(NOTARIAL SEAL)

/s/ Kathleen Bonilla
Notary Name: Kathleen Bonilla
Notary Public for the State of Washington
Residing at Redmond, WA
My commission expires 7/29/19

NINETY-SEVENTH SUPPLEMENTAL INDENTURE
139292130.1